UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2015

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-24843	47-0810385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 Farnam Street, Suite 400, Omaha, Nebraska	68102
(Address of principal executive offices)	(Zip Code)

(402) 444-1630

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 15, 2015, America First Multifamily Investors, L.P. (the “Partnership”) completed its previously announced solicitation of consents (the “Consent Solicitation”) of the Partnership’s limited partners (“LPs”) and beneficial unit certificate holders (“BUC Holders,” and collectively with the LPs, the “Unitholders”). The proposals considered and approved by the Unitholders in the Consent Solicitation are more fully described in Item 5.07 below. In this connection, on September 15, 2015, America First Capital Associates Limited Partnership Two (the “General Partner”), in its capacity as the general partner of the Partnership, and America First Fiduciary Corporation Number Five (the “Initial Limited Partner”), in its capacity as the initial limited partner of the Partnership, after having received the required approval of the Unitholders of the Partnership pursuant to the Consent Solicitation to adopt all the proposals submitted to the Unitholders to amend and restate the Agreement of Limited Partnership of the Partnership (the “Limited Partnership Agreement”), entered into the America First Multifamily Investors, L.P. First Amended and Restated Agreement of Limited Partnership (the “Amended and Restated LP Agreement”). A copy of the Amended and Restated LP Agreement was attached as Appendix A to the definitive Consent Solicitation Statement filed by the Partnership with the Securities and Exchange Commission (“SEC”) on July 24, 2015 (the “Consent Solicitation Statement”). A copy of the Amended and Restated LP Agreement also is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The amendments to the Limited Partnership Agreement set forth in the Amended and Restated LP Agreement accomplish the following:

•	Revise the definition of “Tax-Exempt Investments” to permit the General Partner to invest in a wider variety of tax-exempt investments without the constraints of a rating requirement when the investment is secured by a mortgage (changes to Article I definition of “Tax-Exempt Investments”).

•	Provides the General Partner with express authority to acquire, hold, and invest in securities on behalf of the Partnership other than mortgage investments and tax-exempt investments, including investments that would be taxable for federal income tax purposes, and to make loans to unaffiliated third parties which are fully-secured by real estate (whether or not the interest on such loans is exempt from federal income taxation) (changes to Article I to add new definition of “Other Investments,” as well as changes to Sections 2.03, 5.02(a)(i), and 5.02(a)(xvi)).

•	Provides the General Partner the express authority to approve and engage in a Unit split, subdivision, or combination (new Section 3.05).

•	Provides the General Partner with specific authority to issue Partnership securities in one or more classes or series with such designations, preferences, rights, powers, and duties, which may be senior to existing classes and series of Partnership securities, including BUCs, as determined by the General Partner (new Section 5.02(d)).

•	Expressly provides the General Partner the authority to issue options, warrants, rights, and other equity instruments relating to Units under employee benefit plans and executive compensation plans maintained or sponsored by the Partnership, the General Partner, The Burlington Capital Group, LLC (“Burlington”), which is the general partner of the General Partner of the Partnership, or their affiliates (new Section 5.02(a)(iv)).

•	Expressly provides the General Partner the authority to engage in spin-offs and other similar transactions, and otherwise transfer or dispose of Partnership assets pursuant to such transactions (new Section 5.02(a)(xv)).

•	Provides a more flexible and general purpose statement for the Partnership to permit the Partnership to engage in all permissible activities a partnership may engage in under Delaware law (changes to Section 2.03).

•	Removes certain provisions that would trigger an automatic dissolution of the Partnership (changes to Section 8.01(a) in conjunction with changes to Section 2.04).

•	Expands the instances in which the General Partner can amend the Amended and Restated LP Agreement and Certificate of Limited Partnership without Unitholder approval (changes to Section 12.03(a)).

•	Deletes the automatic expiration date of the Partnership (which was December 31, 2050) and rather makes the term of the Partnership continue indefinitely until the Partnership is dissolved (changes to Section 2.04).

•	Revises a number of provisions in the Limited Partnership Agreement, which the Board of Managers (the “Board”) of Burlington believes to be consistent with Delaware law, to remove references to the General Partner owing fiduciary duties to the limited partners and BUC Holders (changes to Sections 5.06(d), 5.08, 5.10(b), and 11.02(c)).

•	Provides for certain amendments to the Limited Partnership Agreement that are intended to protect the Partnership and its Unitholders from unsolicited acquisition tactics which the Board believes could be coercive and unfair to Unitholders (changes to Article I to add new definition of “Outstanding” (which applies to securities of the Partnership, including Units), changes to Section 6.02, and new Sections 6.03 and 6.04).

•	Clarifies name references to the Partnership (changes to cover page and title of agreement, and changes to Article I definition of “Partnership”).

•	Clarifies the fully-paid and non-assessable nature of issued Units (new Section 3.06).

•	Clarifies that the General Partner has express authority to acquire and hold real property through the foreclosure of a mortgage revenue bond (changes to Section 5.02(a)(ii)).

•	Makes certain other immaterial and ministerial revisions to update and modernize the Limited Partnership Agreement.

The main objectives of the amendments effected by the Amended and Restated LP Agreement are to provide greater operational flexibility to engage in investment activities, transactions in the Partnership’s securities, and manage the organization of the Partnership, enhance the operational sustainability of the Partnership, and clarify operational and related mechanical matters of the Partnership. An additional description regarding the background and reasons for the amendments effected by the Amended and Restated LP Agreement is set forth in the Consent Solicitation Statement under the caption “Background and Reasons for the LP Agreement Amendment Proposals,” which description is incorporated by reference herein.

The foregoing description of the amendments reflected in the Amended and Restated LP Agreement is a summary and is qualified in its entirety by reference to the full text of the Amended and Restated LP Agreement, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

As described in Items 1.01 and 5.07 of this Current Report on Form 8-K, on September 15, 2015 the General Partner and Initial Limited Partner of the Partnership entered into the Amended and Restated LP Agreement, which effected several amendments to the Limited Partnership Agreement. Certain of the amendments embodied in the Amended and Restated LP Agreement were adopted for the purpose of protecting the Partnership and its Unitholders from unsolicited acquisition tactics which the Board believes could be coercive and unfair to Unitholders. These amendments were submitted to Unitholders in the Consent Solicitation as LP Agreement Amendment Proposal 1F. For additional details on this proposal, see the Consent Solicitation Statement under the caption “Proposals 1A Through 1G – Approval of the First Amended and Restated Agreement of Limited Partnership of America First Multifamily Investors, L.P. – LP Agreement Amendment Proposal 1F: Protection Against Coercive and Unfair Acquisition Tactics,” which is incorporated by reference herein.

As a result of the Unitholders’ approval of LP Agreement Amendment Proposal 1F in the Consent Solicitation, the Amended and Restated LP Agreement revised Article I of the Limited Partnership Agreement to provide that if any person or group (other than the General Partner and its affiliates) acquires beneficial ownership of 20% or more of any class of Units, that person or group loses voting rights with respect to all of his, her, or its Units and such Units will not be considered “outstanding” for voting or notice purposes, except as required by law.

This loss of voting rights will not apply to any person or group that acquires the Units from the General Partner or its affiliates and any transferees of that person or group approved by the General Partner, or to any person or group who acquires the Units with the prior approval of the Board. These revisions are set forth in a new definition of “Outstanding” (which applies to securities of the Partnership, including Units) in Article I of the Amended and Restated LP Agreement.

The Amended and Restated LP Agreement also revised Section 6.02 of the Limited Partnership Agreement to provide that a person will be admitted as a general partner only if the admission of such person is approved by the holders of a majority of outstanding Units of the Partnership (applying the definition of “Outstanding” described in the preceding paragraph), voting together as a single class. Further, new Section 6.03 of the Amended and Restated LP Agreement provides that the General Partner may not be removed unless that removal is approved by a vote of the holders of not less than 66 2/3% of the outstanding Units, including Units held by the General Partner and its affiliates, voting together as a single class, and the Partnership receives an opinion of counsel regarding limited liability and tax matters. Any removal of the General Partner also will be subject to the approval of a successor general partner by the vote of a majority of the outstanding Units voting as a single class.

In addition, the Amended and Restated LP Agreement adds a new Section 6.04 to provide that, under circumstances where the General Partner withdraws without violating the Amended and Restated LP Agreement or is removed by the Unitholders without cause, the departing General Partner will have the option to require the successor general partner to purchase the general partner interest of the departing General Partner and its general partner distribution rights for their fair market value. This fair market value will be determined by agreement between the departing General Partner and the successor general partner. If no such agreement is reached, an independent investment banking firm or other independent expert selected by the departing General Partner and successor general partner will determine the fair market value. If the departing General Partner and successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value. If the option described above is not exercised, the departing General Partner’s interest and general partner distribution rights will automatically convert into Units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described above. The new Section 6.04 also provides that if the General Partner is removed as the Partnership’s general partner under circumstances where cause does not exist and the Units held by the General Partner and its affiliates are not voted in favor of that removal, the General Partner will have the right to convert its general partner interest and its general partner distribution rights under the Amended and Restated LP Agreement into Units or receive cash in exchange for those interests from the Partnership.

The foregoing description of the amendments set forth in this Item 3.03 is qualified in its entirety by reference to the full text of the amendments set forth in the Amended and Restated LP Agreement, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 1.01 above, on September 15, 2015 the Partnership completed the Consent Solicitation. Pursuant to the Consent Solicitation, the Partnership’s Unitholders voted to approve and adopt the America First Multifamily Investors, L.P. 2015 Equity Incentive Plan (the “Incentive Plan”), which was previously approved by the Burlington Board. A copy of the Incentive Plan was attached as Appendix B to the Consent Solicitation Statement. A copy of the Incentive Plan also is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. Following is a summary description of the material terms and conditions of the Incentive Plan.

The purpose of the Incentive Plan is to promote the interests of the Partnership and its Unitholders by providing incentive compensation awards that encourage superior performance. The Incentive Plan is also intended to attract and retain the services of individuals who are essential for the Partnership’s growth and profitability and to encourage those individuals to devote their best efforts to advancing the Partnership’s business. The maximum number of beneficial unit certificates representing assigned limited partnership interests in the Partnership (“Units”) that may be delivered with respect to awards under the Incentive Plan are 3,000,000 Units. The Incentive Plan will generally be administered by Burlington’s Board, or any compensation committee of Burlington’s Board, if appointed, or any other committee as may be appointed by the Board to administer the Incentive Plan (the Board or any such committee is referred to herein as the “Committee”). The Committee has the full authority, subject to the terms of the Incentive Plan, to establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, to designate participants under the Plan, to determine the number of Units to be covered by awards, to determine the type or types of awards to be granted to a participant, and to determine the terms and conditions of any award. All of Burlington’s employees and members of the Board, and employees of Burlington’s affiliates, including the Partnership, that perform services for Burlington, the Partnership, or an affiliate of either are eligible to be selected to participate in the Incentive Plan. The selection of which eligible individuals will receive awards is within the sole discretion of the Committee.

The Incentive Plan provides that the Committee may grant any or all of the following types of awards to eligible participants: (i) Unit options; (ii) Unit appreciation rights; (iii) restricted Units; (iv) phantom Units; (v) Unit awards; and (vi) other Unit-based awards. The Committee has full authority, subject to the terms of the Incentive Plan, to determine the types and amount of awards granted and the participants eligible to receive awards.

Upon the occurrence of any distribution (whether in cash, Units, other securities, or other property), recapitalization, Units split, reorganization or liquidation, merger, consolidation, split-up, spin-off, separation, combination, repurchase, acquisition of property or securities, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units, then the Committee will equitably adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding awards, (iii) the grant or exercise price with respect to any award, (iv) any performance criteria for performance-based awards, except for awards based on continued service as an employee or Manager, (v) the appropriate fair market value and other price determinations for such awards, and (vi) any other limitations in the Incentive Plan or, subject to Section 409A of the Internal Revenue Code of 1986, as amended, make provision for a cash payment to the holder of an outstanding award.

The effective date of the Incentive Plan is June 24, 2015 (the “Effective Date”), which is the date the Burlington Board approved the Incentive Plan. The term of the Incentive Plan will expire on the earlier of (i) the date it is terminated by the Board; (ii) the date Units are no longer available under the plan for delivery pursuant to awards; or (iii) the tenth anniversary of the Effective Date (which is June 24, 2025). The Board may amend the Incentive Plan at any time; provided, however, that Unitholder approval will be obtained for any amendment to the plan to the extent necessary to comply with any applicable law, regulation, or securities exchange rule. The Committee may also amend any award agreement evidencing an award made under the Incentive Plan, provided that no change in any outstanding award may be made that would adversely affect the rights of the participant under any previously granted award without the consent of the affected participant. Repricing of Unit options and Unit appreciation rights is prohibited under the Incentive Plan without the approval of our Unitholders, except in the case of adjustments implemented to reflect certain Partnership transactions, as described above. As of the date of this report, no awards have been granted under the Incentive Plan, and the nature and amounts of any such awards to be granted in the future have not yet been determined.

The foregoing description of the Incentive Plan is a summary and is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 24, 2015, the Partnership filed the Consent Solicitation Statement with the SEC and commenced the Consent Solicitation asking the Partnership’s Unitholders to consider and consent to the following proposals:

•	To adopt seven proposals by which the Partnership would amend and restate the Limited Partnership Agreement; and

•	To approve and adopt the Incentive Plan.

The Consent Solicitation expired at 11:59 p.m. Eastern Daylight Time on September 15, 2015. All of the foregoing proposals were approved by the Partnership’s Unitholders pursuant to the Consent Solicitation.

Only Unitholders of record as of the close of business on July 17, 2015 (the “Record Date”) were entitled to receive notice of and to vote in the Consent Solicitation. As of the Record Date, a total of 60,252,928 Units were issued and outstanding and entitled to vote in the Consent Solicitation. Approval and adoption of each of the proposals to amend the Limited Partnership Agreement and the proposal to approve the Incentive Plan required the affirmative vote of the holders of a majority in interest of the Units outstanding as of the close of business on the Record Date (or 30,126,465 Units). Abstentions and broker non-votes had the same effect as a vote against each of the proposals. Of the 60,252,928 Units outstanding as of the Record Date, 40,288,369 Units, or 66.9%, were voted prior to the expiration of the Consent Solicitation. The proposals the Unitholders voted upon in the Consent Solicitation are described in detail in the Consent Solicitation Statement. The final results of the votes regarding each proposal are set forth below.

LP Agreement Amendment Proposal 1A: Amendments to the Limited Partnership Agreement relating to the revision of the definition of “Tax-Exempt Investments,” and providing the general partner of the Partnership (the “General Partner”) with express authority to acquire, hold, and invest in securities on behalf of the Partnership other than mortgage investments and tax-exempt investments, including investments that would be taxable for federal income tax purposes, and to make loans to unaffiliated third parties which are fully-secured by real estate. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
31,494,078	8,110,965	683,326	-0-

Proposal 1A was approved by the Unitholders.

LP Agreement Amendment Proposal 1B: Amendments to the Limited Partnership Agreement relating to providing the General Partner the express authority to engage in a Unit split or similar transaction, issue Partnership securities in one or more classes or series, issue options, warrants, rights, and other equity instruments relating to Units under employee benefit plans and executive compensation plans, and engage in spin-offs and similar transactions. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
31,161,291	8,387,000	740,078	-0-

Proposal 1B was approved by the Unitholders.

LP Agreement Amendment Proposal 1C: Amendments to the Limited Partnership Agreement relating to revising the Partnership’s purpose statement, removing certain automatic dissolution provisions, and expanding the ability of the General Partner to amend the Limited Partnership Agreement and Certificate of Limited Partnership without Unitholder approval. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
31,464,751	8,112,527	711,089	-0-

Proposal 1C was approved by the Unitholders.

LP Agreement Amendment Proposal 1D: Amendments to the Limited Partnership Agreement relating to deleting the automatic expiration date of the Partnership and making the term of the Partnership continue indefinitely. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
34,841,417	4,654,311	792,638	-0-

Proposal 1D was approved by the Unitholders.

LP Agreement Amendment Proposal 1E: Amendments to the Limited Partnership Agreement relating to revising a number of provisions to remove references to the General Partner owing fiduciary duties to the LPs and BUC Holders. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
30,255,204	9,136,894	896,272	-0-

Proposal 1E was approved by the Unitholders.

LP Agreement Amendment Proposal 1F: Amendments to the Limited Partnership Agreement that are intended to protect the Partnership and its Unitholders from unsolicited acquisition tactics which could be coercive and unfair to Unitholders. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
32,059,961	7,410,549	817,860	-0-

Proposal 1F was approved by the Unitholders.

LP Agreement Amendment Proposal 1G: Amendments to the Limited Partnership Agreement relating to clarifying name references to the Partnership, clarifying the fully-paid and non-assessable nature of issued Units, clarifying the General Partner has authority to acquire and hold real property through the foreclosure of a mortgage revenue bond, and making certain other immaterial and ministerial revisions to update and modernize the Limited Partnership Agreement. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
35,029,655	4,493,948	764,765	-0-

Proposal 1G was approved by the Unitholders.

Proposal 2: To approve and adopt the America First Multifamily Investors, L.P. 2015 Equity Incentive Plan. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
31,462,924	7,799,386	1,026,056	-0-

Proposal 2 was approved by the Unitholders.

Item 8.01	Other Events.

On September 18, 2015, the Partnership issued a press release announcing the completion of the Consent Solicitation, and the approval of all the proposals submitted to the Unitholders in the Consent Solicitation. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

3.1	America First Multifamily Investors, L.P. First Amended and Restated Agreement of Limited Partnership dated as of September 15, 2015.

10.1	America First Multifamily Investors, L.P. 2015 Equity Incentive Plan.

99.1	Press Release dated September 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

Date: September 18, 2015

	By:	/s/ Mark A. Hiatt
		Printed Name:	Mark A. Hiatt
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	America First Multifamily Investors, L.P. First Amended and Restated Agreement of Limited Partnership dated as of September 15, 2015.

10.1	America First Multifamily Investors, L.P. 2015 Equity Incentive Plan.

99.1	Press Release dated September 18, 2015.